CONSULTING AGREEMENT AMENDMENT #1

Exhibit 10.1

This CONSULTING AGREEMENT AMENDMENT (the “Amendment”) is made and entered into as of June 1, 2014 and effective on June 1, 2014 (the “Effective Date”) and it amends the previous CONSULTING AGREMENT dated January 1st 2014 by and between Cyalume Specialty Products, Inc., a Delaware corporation (the “Company”), and James G. Schleck (“Consultant”).

RECITALS

WHEREAS, Consultant has previously been employed by the Company; and

WHEREAS, the Company desires to engage Consultant to perform certain advisory consulting services specified herein and Consultant desires to be engaged as an independent contractor in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree to amend the Agreement as follows:

1.                  Scope of Services and Responsibilities of Consultant. – Section (c) to be replaced as follows:

(c) Consultant shall provide the Consulting Services on a non-exclusive basis, subject to the restrictions set forth herein, including without limitation those set forth in Section 5 of this Agreement.

2.                  Compensation for the Consulting Services.

(a) In consideration of the Consulting Services performed by Consultant, the Company agrees to pay to Consultant $10,000 per month payable monthly in arrears.

(b) The Company shall pay or reimburse Consultant for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies and procedures of the Company as in effect from time to time; provided that: (a) Consultant obtains the Company’s prior written consent for any expense in excess of $1,000; and (b) Consultant provides the Company with such documentary evidence as shall be reasonably required by the Company.

3.                  Independent Contractor Status. NO CHANGE

4.                  Duration and Termination of Engagement. NO CHANGE

5.                  Confidential Information; Non-Competition and Non-Solicitation. NO CHANGE

6.                  Benefits. NO CHANGE

7.                Stock Option Award. NO CHANGE

8.                Inventions. NO CHANGE

9.                Remedies for Breach. NO CHANGE

10.              Waiver. NO CHANGE

11.              Governing Law. NO CHANGE

12.              Waiver of Jury Trial. NO CHANGE

13.              Notices. NO CHANGE

14.              Miscellaneous. NO CHANGE

IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the date first set forth above.

CYALUME SPECIALTY PRODUCTS, INC.

By:	/s/ Zivi Nedivi
Name: Zivi Nedivi
Title: Chief Executive Officer

/s/ James G. Schleck
JAMES G. SCHLECK

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